Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration
Statement Nos. 2-67785, 2-91016, 33-00158, 33-38194 and
33-48195 of ACCESS Corporation on Forms S-8 of our reports dated May 29, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of ACCESS
Corporation for the year ended April 30, 1997.




Deloitte & Touche LLP
Cincinnati, Ohio
July 23, 1997.